UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2006

KRAFT FOODS INC.
(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(847) 646-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

The information described below under “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is hereby incorporated by reference into this Item 1.01.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 6, 2006 (the “Completion Date”), Kraft Foods International, Inc. and Nabisco Euro Holdings Ltd. (“NEH”), each a wholly owned subsidiary of Kraft Foods Inc. (“Kraft”), completed a previously announced transaction (the “Transaction”) with United Biscuits Group (Investments) Limited, Deluxestar Limited, UB Overseas Limited and UB Investments (Netherlands) B.V. (collectively, “UB”).  As part of the Transaction, NEH acquired the former Spanish and Portuguese operations of UB (the “Business”).  On the Completion Date, UB transferred to NEH the ownership interests of Sheffield Investments, S.L. (“Sheffield”), the holding company for the Business.

On the Completion Date, Sheffield had approximately EUR 431.7 million of indebtedness that was borrowed pursuant to the terms of a EUR 440,000,000 364-Day term loan facility, dated as of August 25, 2006 (the “Credit Agreement”), among Sheffield, the initial lenders named therein, and Citibank International plc, as administrative agent (“Citibank”).  Those borrowings have remained outstanding after the Completion Date.  The Credit Agreement terminates on August 24, 2007.

Effective on the Completion Date, Kraft agreed to unconditionally and irrevocably guarantee all obligations of Sheffield under the Credit Agreement, pursuant to the terms of a guaranty, dated as of August 25, 2006, in favor of Citibank (the “Guaranty”).  The Guaranty requires Kraft to maintain a minimum net worth of not less than $20.0 billion and provides for some limitations on Kraft’s ability to create new liens on its assets or properties.

The foregoing descriptions of the Credit Agreement and Guaranty are qualified in their entirety by reference to the complete terms and conditions of the Credit Agreement and the Guaranty, as applicable, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement relating to a EUR 440,000,000 364-Day Term Loan Facility, dated as of August 25, 2006

10.2	Guaranty, dated as of August 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

/s/ JAMES P. DOLLIVE
	Name:	James P. Dollive
	Title:	Executive Vice President and Chief
Financial Officer

Date: September 11, 2006

3

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Credit Agreement relating to a EUR 440,000,000 364-Day Term Loan Facility, dated as of August 25, 2006

10.2	Guaranty, dated as of August 25, 2006